UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported June 3, 2004.


                     Law Enforcement Associates Corporation
             (Exact name of registrant as Specified in its charter)

        Nevada                          0-49907                 56-2267438
(State or other jurisdiction   (Commission file number)       (IRS Employer
  of incorporation)                                          Identification No.)


                     100 Hunter Place, Youngsville, NC 27956
               (Address of principal executive offices) (Zip Code)


                    ISSUER'S TELEPHONE NUMBER: (919) 554-4700

Item 2. Acquisition or disposition of assets.

     On June 3, 2004, we acquired certain assets of Audio  Intelligence  Devices
(AID), Inc., a privately held manufacturer of electronic surveillance equipment to law enforcement and government agencies. Assets purchased included AID's brand and logo, as well as its surveillance equipment and inventory. No account receivables were acquired and not AID debt was assumed. The purchase price for the assets acquired was $200,000 in cash, $380,000 payable over 38 months and 2,400,000 shares of the Company's restricted common stock. We used our own cash to pay for the acquisition and did not use bank or other third party financing for the cash part of the transaction.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     Law Enforcement Associates Corporation
                                  (Registrant)


                                           By: /s/ Paul Feldman
                                               ----------------
                                                   Paul Feldman, President


Dated: June 7, 2004.